Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2012 relating to the statement of financial condition for the years ended December 31, 2011, 2010 and 2009 of United States 12 Month Oil Fund, LP included in the Form 10-K of United States 12 Month Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP

Greenwood Village, Colorado

May 3, 2012